Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS WILL ACQUIRE ASSETS OF INFOSEAL

Midlothian, TX. December 29, 2020 -- Ennis, Inc. (the “Company”), (NYSE: EBF), today announced that one of its wholly owned subsidiaries has entered into a Letter of Intent to acquire the assets and assume some liabilities of Infoseal LLC (“Infoseal”) in Roanoke, Virginia.  Infoseal provides pressure seal and tax forms products to independent print brokers and resellers.  The Ennis subsidiary, operating under the Infoseal brand and name, will continue to operate in the current facility with a multi-year lease.  Infoseal employees and local management are expected to continue working with the newly acquired Infoseal with no disruption in service. Ennis believes that the acquisition will be accretive to earnings in the current year and expects the transaction to be effective at the close of business on December 31, 2020.

Keith Walters, Chairman, Chief Executive Officer and President of Ennis, Inc., commented by stating, “We are very pleased to add Infoseal to the Ennis family.  Infoseal is a leader in the production of pressure seal documents and this well-known brand brings added capabilities and expertise to our expanding product offering including our existing VersaSeal pressure seal product line.  Infoseal products are sold through our traditional sales channel of independent distributors and this business continues our strategy to support our loyal distributors with an industry leading product offering.

About Ennis

Ennis, Inc. (www.ennis.com) is primarily engaged in the production and sale of business forms and other business products.  The Company is one of the largest private-label printed business product suppliers in the United States.  Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America to serve the Company’s national network of distributors. The Company manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes and other custom products.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.  These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials.  Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 29, 2020 and Quarterly Reports on Form 10-Q for the quarterly periods May 31, 2020 and August 31, 2020.  The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Ms. Vera Burnett, Interim CFO and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com